Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-254978) of IMARA Inc., and
(2)	Registration Statements (Form S-8 Nos. 333-237117 and 333-258538) pertaining to the stock incentive plan, equity incentive plans and employee stock purchase plan of IMARA Inc.

of our report dated March 15, 2022, with respect to the consolidated financial statements of IMARA Inc. included in this Annual Report (Form 10-K) of IMARA Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2022